EXHIBIT 3.90
THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

Memorandum of Association
of
Closure Systems International (Hong Kong) Limited
(name changed on the 21st day of November, 2007)

1.	The name of the Company is “Closure Systems International (Hong Kong) Limited”.
2.	The registered office of the Company shall be situated in Hong Kong Special Administrative Region of the People’s Republic of China.
3.	The Company shall have the capacity and the rights, powers and privileges of a natural person in accordance with the provisions of the Companies Ordinance.
4.	The liability of the members of the Company is limited.
5.	[1]The share capital of the Company is HK$10,000.00 divided into 1,000 shares of HK$10.00 each, with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privilege, or subject to any postponement of rights or to any conditions or restrictions and with power to vary or amend the rights attaching to any or all shares, and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

[1]	The authorised share capital of the Company was re-classified by Special Resolution and increased by Ordinary Resolution both passed on 29 December 2007 to HK$310,988,200 divided into 1,000 Class A Ordinary Shares of HK$10.00 each and one Class B Non-voting Share of HK$310,978,200.

WE, the undersigned whose name, address and description are hereto subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we agree to take the number of share(s) in the capital of the Company set opposite our name.

Number of Share(s)
Name, Address and Description of Subscriber	Taken by Subscriber
B. & McK. Nominees Limited	One (1)
1401 Hutchison House,
10 Harcourt Road,
Hong Kong

Corporation

For and on behalf of
B. & McK. Nominees Limited
by

/s/ Grace Kwok
Name: Grace Kwok
Capacity: Secretary

Total Number of Share(s) Taken	One (1)

Date : 6 November 2007

Witness to the above signature:-

Name:	/s/ Mesa Ho
Address: 1401 Hutchison House 10 Harcourt Road, Hong Kong

     Occupation:    Chartered Secretary

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

Articles of Association
(Reprinted inclusive of amendments up to the 29th day of December, 2007)
of
Closure Systems International (Hong Kong) Limited
(name changed on the 21st day of November, 2007)
Preliminary
1.	The regulations contained in Table “A” in the First Schedule to the Companies Ordinance (Cap. 32) shall not apply to the Company.

2.	In these Articles, unless the context requires otherwise:

“Alcoa Closure Systems (Hangzhou) Co., Ltd.” means a wholly foreign-owned enterprise established on 24 December 2003 under the laws of the People’s Republic of China with its legal address at No. 5 Standard Plant of the Zhejiang Hangzhou Export Processing Zone, Zhejiang Province, People’s Republic of China as at the date of amendment of this Article;

“Alcoa Closure Systems International (Tianjin) Co., Ltd.” means a wholly foreign-owned enterprise established on 6 June 1994 under the laws of the People’s Republic of China with its legal address at Beichen Economic Zone, Tianjin, People’s Republic of China as at the date of amendment of this Article;

“Articles” means the Articles of Association of the Company for the time being in force;

“Directors” means the Directors of the Company for the time being, the sole Director or as the case may be the Directors assembled as a board or a committee of the board;

“Hong Kong” shall have the same meaning as defined in the Interpretation and General Clauses Ordinance (Cap.1);

“Member” means a person who is registered as the holder of share(s) in the capital of the Company;

“Memorandum of Association” means the Memorandum of Association of the

Company for the time being in force;
“month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Ordinance” means the Companies Ordinance (Cap. 32) as modified from time to time;

“paid up” or “paid” includes credited as paid up or paid;

“Register” means the register of Members to be kept pursuant to the Ordinance;

“related company” means any company that is the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company;

“reserve Director” means a person nominated as a reserve Director of the Company under section 153A(6) of the Ordinance;

“Seal” means the common seal of the Company or, where appropriate, any official seal for use in any particular state, country or territory outside Hong Kong or, where appropriate, any securities seal for use by the Company in accordance with the Ordinance;

“Secretary” means any person appointed to perform the duties of the Secretary of the Company and includes any person appointed to perform such duties temporarily and any duly appointed assistant Secretary;

“year” means calendar year.

Any provision of these Articles that refers (in whatever words) to:
(a)	the Directors;

(b)	the Board of Directors;

(c)	a majority of the Directors; or

(d)	a specified number or percentage of the Directors of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Director.

Any provision of these Articles that refers (in whatever words) to:

(a)	the Members;

(b)	a majority of Members; or

(c)	a specified number or percentage of Members of the Company
shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Member.

Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or Members be effected in writing, the requirement may be satisfied by the communication being given in the form of an electronic record unless the person to whom the communication is given signifies refusal to communications being given to him in that form.

Expressions used in these Articles referring to “writing” or “written” shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form.

Unless the context otherwise requires, words or expressions used in these Articles shall have the same meaning as in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

The singular includes the plural and vice versa. Words importing any gender include the other genders.

The headings shall not affect the construction of these Articles.
Private Company
3.	The Company shall be a private company, and accordingly the following provisions shall have effect:-
(a)	the Company shall not offer any of its shares or debentures to the public for subscription;

(b)	the number of Members (not including persons who are in the employment of the Company and persons who, having been formerly in the employment of the Company, were while in that employment, and have continued after the determination of that employment to be, Members) shall not at any time exceed fifty provided that where two or more persons hold one or more shares in the Company jointly, they shall, for the purposes of this Article, be treated as a single Member;
(c)	the right to transfer shares in the Company shall be restricted in the manner hereinafter provided; and

(d)	the Company shall not have power to issue share warrants to bearer.
Share Capital
3(A)	The authorised share capital of the Company as at the date of adoption of this Article is HK$310,988,200 divided into 1,000 Class A Ordinary Shares of HK$10.00 each and one Class B Non-voting Share of HK$310,978,200.
Class B Non-Voting Share
3(B)	(a)	The Class B Non-voting Share shall not confer upon the holder thereof the right to receive notice of general meetings of the Company or to attend or vote at such meetings unless a resolution is to be proposed at the meeting for reducing the capital of the Company or winding-up the Company or varying or abrogating the rights attached to the Class B Non-voting Share, when such holder present in person or by proxy shall be entitled to one vote.

	(b)	Subject to the Companies Ordinance and Articles 108 to 118 hereof, the Class 13 Non-voting Share shall rank pari passu with the Class A Ordinary Shares for dividends except that the total amount of dividends paid to the holder of Class B Non-voting Share shall not exceed the aggregate of (i) 29.20% of the total amounts received by the Company as dividends from Alcoa Closure Systems (Hangzhou) Co., Ltd. and (ii) 627.15% of the total amounts received by the Company as dividends from Alcoa Closure Systems International (Tianjin) Co. Ltd.

	(c)	On a winding up of the Company, the holders of the Class A Ordinary Shares and the Class B Non-voting Share shall have the same rights to receive any surplus assets of the Company available for distribution except that the payment amount of HK$310,978,200 and that such holder shall have no right to any to the holder of the Class B Non-voting Share shall be limited to the maximum further share in any surplus assets of the Company.

	(d)	The amounts referred to in sub-clauses (b) and (c) above shall, when declared or made available for distribution in accordance with sub-clauses (b) and (c) above, respectively, be for the benefit of the Class 13 Non-voting

Share only, and no portion thereof may be paid by way of dividend or distribution on winding-up upon the Class A Ordinary Shares.
Shares
4.	(A)	Subject to the provisions of the Ordinance (and in particular section 57B thereof) and of the Articles relating to new shares, all unissued shares in the Company including any new shares created upon an increase of capital shall be under the control of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as the Directors shall in their sole and absolute discretion think tit, but so that no shares shall be issued at a discount, except in accordance with the provisions of the Ordinance.

	(B)	The Company may, subject to filing with the Registrar of Companies of any necessary statement of commission, exercise the powers of paying commissions conferred by the Ordinance to the full extent thereby permitted. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares in the capital of the Company or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.
5.	Subject to the provisions, if any, in that regard in the Memorandum of Association and the Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company may from time to time by special resolution determine, (or, in the absence of any such determination or so far as the same shall not make specific provision, as the Directors may determine) and any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.
6.	(A)	If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Ordinance, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the relevant class. At every such separate general meeting the provisions of these Articles relating to general meetings shall apply, mutatis mutandis, but so that the necessary quorum shall be one or more persons holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the relevant class present in person or by proxy may demand a poll.
(B)	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
7.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

8.	Subject always to the provisions of the Ordinance and the Articles, the Directors may exercise the power of the Company to purchase or otherwise acquire its own shares upon such terms and subject to such conditions as the Directors may deem fit.

9.	Subject always to the provisions of the Ordinance, the Company may give financial assistance for the purpose of or in connection with a purchase made or to be made by any person of, or a subscription for, any shares in the capital of the Company or its holding company, or for the purpose of or in connection with reducing or discharging any liability so incurred.
Register and Share Certificates
10.	The Directors shall cause to be kept a Register and there shall be entered therein the particulars required under the Ordinance.
11.	(A)	Every person whose name is entered as a Member in the Register shall, without payment, be entitled to a certificate under seal specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

	(B)	If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one dollar, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

12.	If any share shall stand in the names of two or more persons, the person first named in the Register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of the Articles, all or any other matters connected with the Company, except the transfer of such share.
Lien
13.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all monies presently payable by him or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. Notwithstanding the foregoing, the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends, bonuses and distributions payable in respect thereof.

14.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of the death, mental disorder or bankruptcy of the registered holder.

15.	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16.	The net proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares
17.	The Directors may from time to time make such calls as they think fit upon the Members in respect of all or any part of the monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares and/or by way of premiums) and not by the conditions of allotment thereof made payable at fixed times and each Member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made when the resolution of the Directors authorising such call is passed and may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable on such call notwithstanding any subsequent transfer of the shares in respect of which the call was made.

18.	The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect of such share or other monies due in respect thereof.

19.	The Directors may from time to time at their discretion extend the time fixed for any call and may extend such time as regards all or any of the Members whom, by reason of residence outside Hong Kong or other cause, the Directors may deem entitled to any such extension.

20.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of 20 per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

21.	No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member who is entitled) at any general meeting, either personally or by proxy or authorised representative or be reckoned in a quorum or to exercise any other privilege as a Member until all calls and instalments due from him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

22.	Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of the Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of the Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.	The Directors may make arrangements on the issue of shares for differences in the amount of calls to be paid and in the times of payment between one holder and another.

24.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in general meeting, 6 per cent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. The Directors may at any time repay the amount so advanced or any part thereof upon giving to such Member not less than one month’s notice in writing of their intention to do so, unless before the expiration of such notice the amount proposed to be repaid shall have been called up on the shares in respect of which it was advanced in which event the same shall be applied in or towards satisfaction of the call under the applicable provisions of the Articles.
Forfeiture of Shares
25.	If a Member fails to pay in full any call or instalment of a call on the day appointed for the payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may accrue up to the date of payment and all other costs, charges and expenses incurred or suffered by the Company in connection with the failure to pay any call.

26.	The notice shall name a further day (not earlier than 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

27.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares but not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

28.	Until cancelled in accordance with the requirements of the Ordinance, any share so forfeited shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of either to the person who was, before the forfeiture, the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Directors think fit and at any time before a sale or disposition thereof the forfeiture may be cancelled on such terms as the Directors think fit.
29.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares (together with interest thereon at the rate of 20 per cent per annum from the date of forfeiture if the Directors think fit to enforce payment of such interest and all other costs, charges and expenses incurred and suffered by the Company in connection with the failure to pay any call), but his liability shall cease if and when the Company shall receive payment in full of all such monies in respect of the shares. For the purposes of this Article, any sum which by the terms of issue of a share is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share and/or by way of premium, shall, notwithstanding that such time has not yet arrived be deemed to be payable at the date of forfeiture and the same shall become due and payable immediately upon the forfeiture but interest thereon shall only be payable in respect of any period between the said fixed time and, if later, the date of actual payment.

30.	A statement in writing from a Director or the Secretary, and that a share in the Company has been duly forfeited or surrendered on a date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may, subject to the restrictions contained in the Articles execute a transfer of the share in favour of the person to whom the share is sold or disposed of, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31.	When any share shall have been forfeited, notice of the resolution shall be given to the Member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.
32.	(A)	Notwithstanding any such forfeiture as aforesaid, the Directors may at any time, before any shares so forfeited shall have been sold, reallotted or otherwise disposed of, permit the shares forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they think fit.
(B)	The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

(C)	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
Transfer of Shares
33.	(A)	All transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.

	(B)	The instrument of transfer shall be signed by or on behalf of both the transferor and the transferee.

	(C)	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.
34.	The Directors may in their absolute discretion decline to register any transfer of shares (whether fully paid or not) to any person without giving any reason therefor provided that they shall register any transfer of shares for the purpose of enforcing a security interest over such shares. The Directors shall not register a transfer to a person who is known to them to be an infant or a person of unsound mind but the Directors shall not be bound to enquire into the age or soundness of mind of any transferee.

35.	Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares. If the Directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. All instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same together with the share certificate within 2 months after the date on which the transfer was lodged with the Company.

36.	The Register may be closed during such time or times as the Directors may from time to time think fit (not exceeding a total of 30 days in any year).
Untraced Members
37.	The Company may sell any shares in the Company if:
(i)	all cheques, being not less than 3 in total number, or any sum payable in cash to the holder of such shares in respect of them sent in the manner authorised by these Articles have remained uncashed for a period of 12 years;

(ii)	the Company has not at any time during the relevant period received any indication of the existence of the Member or of any person who is entitled to such shares; and

(iii)	the Company has caused an advertisement to be inserted in at least one leading English language and one leading Chinese language daily Hong Kong newspaper giving notice of its intention to sell such shares and a period of 3 months has elapsed since the date of such advertisement.
To give effect to any such sale the Directors may authorise any person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it has been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.
Transmission of Shares
38.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the share provided that nothing herein contained shall release the estate of the deceased (whether a sole or joint holder) from any liability in respect of any share which had been jointly held by him with other persons.

39.	Any person to whom the right to any share has been transmitted by operation of law may upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before the event giving rise to the transmission. The merger of any two or more corporations under the laws of one or more foreign countries or states shall constitute a transmission by operation of law for the purposes of this Article.

40.	If the person so becoming entitled shall elect to be registered himself, whether in whole or in part, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of the relevant shares. All the limitations, restrictions and provisions of the Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the transmission had not occurred and the notice or transfer were a transfer signed by the registered holder.

41.	Any person to whom the right to any share has been transmitted by operation of law shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with but, subject to the requirements of Article 64 being met, such person may vote at meetings of the Company.

42.	Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the Directors refuse to register the transfer, be entitled to call on the Directors to furnish within 28 days a statement of the reasons for the refusal. Alteration of Capital

43.	The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

44.	Except so far as otherwise provided by the conditions of issue or by these Articles, any new shares issued as a consequence of an alteration of capital shall be subject to the same provisions with reference to the payments of calls and instalments, liens, transfer, transmission, forfeiture, cancellation, surrender, voting and otherwise as the shares in the original capital.

45.	The Company may by ordinary resolution:
(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of a smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to the provisions of section 53(1)(d) of the Ordinance; and

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.
46.	The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner prescribed by law.
General Meetings
47.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it, and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the Directors shall appoint. All general meetings other than annual general meetings shall be called extraordinary general meetings.

48.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 113 of the Ordinance. if at any time there are not within Hong Kong sufficient Directors capable of acting to form a quorum, any Director or any 2 Members who are entitled to attend and vote at a general meeting may convene an extraordinary general meeting in the same manner as nearly as possible as that in which a meeting may be convened by the Directors.

Notice of General Meetings
49.	An annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution shall specify the intention to propose the relevant resolution as a special resolution.

50.	All business shall be deemed special that is transacted at an extraordinary general meeting and at an annual general meeting, with the exception of sanctioning a dividend, the reading, consideration and adoption of accounts, balance sheets, and the reports of the Directors and the auditors, the election of Directors in the place of those retiring at the meeting, the appointment of the auditors (where special notice of the resolution for such appointment is not required by the Ordinance) and the fixing, or the determination of the method of fixing, of the remuneration of the auditors.

51.	Subject to the foregoing Articles, the notice of every general meeting shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting to such persons as are under the Articles entitled to receive such notices from the Company provided that subject to the provisions of the Ordinance a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the Articles, be deemed to have been duly called if it is so agreed:
(i)	in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.
52.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at any meeting.

53.	In cases where instruments of proxy are or are to be sent out with notices, the accidental omission to send such instruments of proxy to or the non-receipt of such instruments of proxy by any person entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.
Proceedings at General Meetings
54.	For all purposes the quorum for a general meeting shall be 2 Members entitled to vote present in person or by separate proxy or representative. If the Company has only one Member, the sole Member present in person or by proxy shall constitute a quorum. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the meeting provided that the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting.

55.	If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Directors and if at the adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, the Member or Members present shall be a quorum and may transact the business for which the meeting was called.

56.	Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

57.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

58.	The chairman may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 21 days or more, not less than 7 days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by any Member entitled to vote and present in person or by proxy or representative and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against that resolution.

60.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

61.	All questions submitted to a meeting shall be decided by a majority of votes except where a greater majority is required by the Articles or by the Ordinance. In the event of an equality of votes the chairman shall not have a casting vote.

62.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith at the meeting and without adjournment. A poll demanded on any other question shall be taken at such time (being not later than 30 days after the date of the demand) and place as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier.
63.	(A)	Subject to the provisions of the Ordinance, a resolution in writing signed by all Members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by a director thereof or by their duly authorised representative) shall be treated as a resolution duly passed at a general meeting of the Company duly convened and held, and, where relevant, as a special resolution so passed. Any such resolution may consist of several documents in the like form, each signed by one or more persons.

	(B)	Subject to the provisions of the Ordinance, all general meetings may be held by means of video conference or by other lawful electronic means and in such manner as may be agreed by the Company in general meeting. All the provisions in these Articles as to general meetings shall, mutatis mutandis, be applicable.

(C)	(1)	Where the Company has only one Member and that Member takes any decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, he shall (unless that decision is taken by way of a written resolution agreed in accordance with section 116B of the Ordinance) provide the Company with a written record of that decision within 7 days after the decision is made.

	(2)	Where the sole Member provides the Company with a written record of a decision in accordance with Article 63(C)(1), that record shall be sufficient evidence of the decision having been taken by the sole Member.

	(3)	The Company shall cause a record of all written records provided to the Company in accordance with this Article to be entered into a book kept for that purpose in the same way as minutes of proceedings of a general meeting of the Company.
Votes of Members
64.	Subject to the rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person or by proxy or representative shall have one vote, and on a poll every Member present in person or by proxy or representative shall have one vote for each share of which he is the holder and which is fully paid up (but so that no amount paid up on a share in advance of calls or instalments shall be treated for the purpose of this Article as paid up on the share). A person entitled to cast more than one vote upon a poll need not use all his votes or cast all the votes he uses in the same way.

65.	Any person entitled under Article 40 to be registered as a Member may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Directors of his right to be registered as the holder of such shares or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

66.	In the case of joint holders the vote of the senior who tenders a’ vote, whether in person or by proxy or by representative, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

67.	11(a) any objection shall be raised to the qualification of any voter or (b) any votes have been counted which ought not to have been counted or which might have been rejected or (c) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

68.	Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a poll votes may be given either personally or by proxy. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion.

69.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. The signature on such instrument need not be witnessed.

70.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited:
(a)	not less than 48 hours before the meeting at the Office or at the place or one of such places (if any) as may be specified for the purpose in or by way of note to the notice convening the meeting or in any notice of any adjourned meeting or, in either case, in any document sent therewith or in the instrument of proxy issued by the Company; or

(b)	immediately before the commencement of the meeting or adjourned meeting or poll to which the proxy relates (as the case may be) at which the person named in the instrument proposes to vote at the place at which the meeting or adjourned meeting is convened and in default the instrument of proxy shall not be treated as valid. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.
71.	No instrument appointing a proxy shall be valid after the expiration of 12 months from the date of its execution unless it states that it is valid, for all meetings whatsoever until revoked with the exception that any instrument may be used at any adjournment of the meeting for which it was originally intended.

72.	The instrument appointing a proxy to vote at a general meeting shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.

73.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or the revocation of the proxy or transfer of the share in respect of which the proxy is given provided that no intimation in writing of the death, revocation or transfer has been received at the Office or such other place as was specified for the deposit of proxies or by the chairman of the meeting before the vote is given.

74.	An instrument appointing a proxy may be in any usual or common form or in any other form which the Directors may approve and may be expressed to be valid for a particular meeting or generally until revoked.

75.	Any corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.
Directors
76.	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than the minimum required by the Ordinance nor more than 12. The first Directors shall be determined in writing by the subscriber to the Memorandum of Association. A Director shall not be required to hold any shares in the Company by way of qualification.
77.	(A)	The Member or Members together holding more than one half in nominal value of the issued shares which carry voting rights at general meetings of the Company may at any time and from time to time by notice in writing signed by him or them delivered to the Office appoint any person to be a Director or remove or replace an existing Director. Any such notice may be signed on behalf of a corporate Member by a director thereof or by its duly authorised representative. Any such notice may consist of several documents in the like form, each signed by one or more persons.

	(B)	The Company in general meeting may by ordinary resolution appoint any person to be a Director for such term as may be resolved or remove any existing Director. Special notice is required of a resolution to remove a Director or to appoint somebody in place of a Director so removed at the meeting at which he is removed in accordance with the Ordinance.

(C)	The Directors may appoint any person to be a Director as an additional Director or to fill a casual vacancy provided that any person so appointed shall hold office only until the conclusion of the next following annual general meeting and shall then be eligible for re-election.

(D)	Any appointment of a Director pursuant to this Article shall be ineffective if such appointment would have the result that the number of Directors exceeds the number fixed in accordance with Article 76.
78.	The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting, such sum (unless otherwise directed by the resolution by which it is voted) to be divided amongst the Directors in such proportions and in such manner as the Directors may agree or, failing agreement, equally, except that if any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office.

79.	Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary; commission or otherwise as the Directors may determine.

80.	The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or general meetings or otherwise in or about the business of the Company.

81.	The office of a Director shall be vacated if the Director:
(i)	becomes bankrupt or has a receiving order made against him or suspends payment or makes any arrangement or composition with his creditors generally;

(ii)	becomes a lunatic or of unsound mind or a patient for any purpose of any statute relating to mental health and the Directors resolve that his office be vacated;

(iii)	(not being a Director appointed to an office in the management or business of the Company under Article 87(A) whose contract precludes resignation) resigns his office by notice in writing to the Company;

(iv)	is convicted of an indictable offence;

(v)	has his office vacated or becomes prohibited from being a Director under any of the provisions of the Ordinance or any order made under the Ordinance;

(vi)	absents himself from the meetings of the Directors during a continuous period of 6 months, without special leave for absence from the Directors and his alternate Director (if any) shall not during such period have attended in his stead and the Directors pass a resolution that his office be vacated by reason of such absence;

(vii)	shall be removed from office by notice in writing served upon him signed by all his co-directors provided that such co-directors shall not be less than 2 in number; or

(viii)	shall be removed from office by the Members in accordance with Article 77(A).
82.	The Company may from time to time in general meeting by ordinary resolution fix, increase or reduce the maximum and minimum number of Directors but so that the number of Directors shall never be less than the minimum required by the Ordinance.

83.	The Company shall keep a register in which there shall be entered the particulars required by the Ordinance in respect of the Directors, the Secretary and reserve Director, and shall from time to time notify the Registrar of Companies of any change that takes place in such particulars as required by the Ordinance.
Powers and Duties of Directors
84.	The business of the Company shall be managed by the Directors who, without limiting the generality of the foregoing, may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not required, by the Ordinance or by the Articles, to be exercised by the Company in general meeting subject, nevertheless, to such regulations as may be prescribed by the Company in general meeting being not inconsistent with any of the Articles or the provisions of the Ordinance; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article. A meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

85.	The Directors may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds or death or disability benefits for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied or associated with the Company or with any such subsidiary company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding or who have held any salaried employment or office in the Company or such other company and the wives, widows, families and dependants of any such persons. The Directors may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid and may make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Directors may do all or any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

86.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
87.	(A)	The Directors may from time to time appoint one or more of their body to the office of managing director or joint managing director on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment. Such appointment shall automatically determine if the holder ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(B)	The Directors may entrust to and confer upon a managing director or joint managing director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers. The managing director or joint managing directors shall receive such remuneration (either by way of salary, commission, participation in profits, or otherwise howsoever) as the Directors may determine.
88.	The Directors shall cause minutes to be duly entered in books provided for the purpose:
(a)	clan appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of Directors;

(c)	of all declarations made or notices given by any Director (either generally or specially) of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

(d)	of all resolutions, written records and proceedings of general meetings of the Company and of meetings of the Directors and any committee of Directors;
and any such minutes of any general meeting of the Company or any meeting of the Directors or of any committee of Directors shall be signed by the chairman of such meeting or by the chairman of the next succeeding meeting and if so signed shall be receivable as prima facie evidence of the matters stated therein.
Borrowing Powers
89.	The Directors may exercise all powers of the Company to borrow money, to give guarantees and to mortgage or charge the undertaking, property and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ Interests
90.	(A)	A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as vendor, shareholder or otherwise and, subject to the Ordinance, no such Director shall be accountable to the Company for any remuneration or benefits received by him as a director or officer of,, or from his interest in, such other company unless the Company otherwise directs. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or about to be, appointed a director or other officer of such a company and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

	(B)	A Director may hold other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such office or place of profit or as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested (whether or not such contract or arrangement is with any person, company or partnership of or in which any Director shall be a member) be liable to be avoided on that account nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested as required by and subject to the provisions of the Ordinance and the Articles. A Director may vote in respect of any resolution concerning his own appointment as the holder of any office or place of profit with the Company (including the arrangement or variation of the terms thereof or the termination thereof).

(C)	A Director who is in any way, whether directly or indirectly, materially interested in a contract, arrangement or transaction or proposed contract, arrangement or transaction with the Company and which is of significance in relation to the Company’s business shall declare the nature of his interest at the earliest meeting of the Directors at which it is practicable for him to do so, in accordance with the Ordinance. A general notice to the Directors by a Director stating that, by reason of facts specified in the notice, he is to be regarded as interested in contracts, arrangements or transactions or proposed contracts, arrangements or transactions of any description which may subsequently be made or contemplated by the Company shall be deemed for the purposes of this Article to be a sufficient declaration of his interest, so far as attributable to those facts, in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction of that description which may subsequently be made or contemplated by the Company, but no such general notice shall have effect in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction unless it is given before the date on which the question of entering into the same is first taken into consideration on behalf of the Company.

(D)	Provided such disclosure is made as aforesaid, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and to be counted in the quorum present at the meeting at which such contract or arrangement is considered.

(E)	If any question shall arise at any meeting as to the materiality of a Director’s interest or the significance of a contract, arrangement or transaction or proposed contract, arrangement or transaction or as to the entitlement of any Director to vote or form part of a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director (other than himself) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned as known to such Director have not been fairly disclosed.

(F)	The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(G)	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director provided that nothing herein contained shall authorise a Director or his fine to act as auditor to the Company.
(H)	(1)	Subject to the provisions of Article 90(H)(2), in case the Company has only one Member and the Company enters into a contract with that Member and that Member is also a Director of the Company, unless the contract is in writing, the terms of the contract shall be set out in a written memorandum within 7 days after the contract is made and the memorandum shall be kept at the same place where the books containing the minutes of the meetings of the Directors are kept.

	(2)	Article 90(H)(1) does not apply to contracts entered into in the ordinary course of the Company’s business.
Proceedings of Directors
91.	The Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings, as they think fit. At any time any Director may, and the Secretary on requisition of any Director shall, summon a meeting of Directors. Any Director may waive notice of any meeting and any such waiver may be given prospectively or retrospectively. Questions arising at any meeting shall be decided by resolution passed by a simple majority of votes and in the event of an equality of votes, the chairman shall not have a second or casting vote.
92.	(A)	A resolution in writing signed by all the Directors for the time being shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form each signed by one or more of the Directors.
(B)	(1)	In case the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, he shall (unless that decision is taken by way of a resolution in writing) provide the Company with a written record of that decision within 7 days after the decision is made in accordance with the Ordinance.

	(2)	Where the Director provides the Company with a written record of a decision, that record shall be sufficient evidence of the decision having been taken by the Director.

	(3)	The Company shall cause a record of all written records provided to the Company to be entered into a book kept for that purpose in the same way as minutes of proceedings of a meeting of the Directors.
93.	Meetings of the Directors may be held by means of conference telephone, video conference or by such lawful electronic means and in such manner as may be agreed by the Directors. All the provisions in these Articles as to Directors’ meetings shall, mutatis mutandis, be applicable.

94.	Unless otherwise determined by the Directors, the quorum of a Directors’ meeting shall be two. Any Director who ceases to be a Director at a Directors’ meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Directors’ meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

95.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose,

96.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the same or is unwilling to act as chairman of such meeting, the Directors present may choose one of their number to be chairman of the meeting.

97.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to the Articles and any regulations that may be imposed on it by the Directors.

98.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the same or is unwilling to act as chairman of such meeting, the members present may choose one of their number to be chairman of the meeting.

99.	All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Directors and the Directors shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee and charge such remuneration to the current expenses of the Company.

100.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors including Articles 91 to 93 so far as the same are applicable thereto and are not replaced by any regulations imposed by the Directors pursuant to Article 97.
101.	(A)	All acts bona fide done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.

	(B)	The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.
Alternate Directors
102.	(A)	A Director may at any time by notice in writing delivered to the Office or at a meeting of the Directors appoint any person (including another Director) to be an alternate Director in his place. Any person so appointed under this Article shall (except when absent from Hong Kong) be entitled to receive notices of and to attend and vote at meetings of the Directors and be counted towards a quorum and generally at such meetings to perform all the functions of his appointor as a Director and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or which, were he a Director, would cause him to vacate such office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director. An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to receive notices of and to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors.

	(B)	An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled (in addition to his appointor) to receive and (in lieu of his appointor) to waive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director and shall attend any such meeting as an alternate for more than one Director, he shall be counted in the quorum separately in respect of himself (if a Director) and in respect of each Director for whom he is an alternate (but so that nothing in this provision shall enable a meeting to be constituted when only one person is physically present) and his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way. His signature to any resolution in writing of the Directors or of any such committee and his attestation of the affixing of the Seal shall be as effective as the signature and attestation of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

(C)	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(D)	Section 153B(1) of the Ordinance shall not apply to an alternate Director appointed pursuant to these Articles.
Reserve Director
103.	(1)	In case the Company has only one Member and that Member is the sole Director of the Company, subject to the Ordinance, the Company may in general meeting, notwithstanding anything in these Articles, nominate a person (other than a body corporate) who has attained the age of 18 years as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

	(2)	The nomination of a person as a reserve Director of the Company ceases to be valid if:
(a)	before the death of the Director in respect of whom he was nominated,

(i)	he resigns as reserve Director; or

(ii)	the Company in general meeting revokes the nomination; or
(b)	the Director in respect of whom he was nominated ceases to be the sole Member and sole Director of the Company for any reason other than the death of that Director.
(3)	Subject to compliance with the conditions set out in Article 103(4), in the event of the death of the Director in respect of whom the reserve Director is nominated, the reserve Director shall be deemed to be a Director of the Company for all purposes until such time as:
(a)	a person is appointed as a Director of the Company in accordance with these Articles; or

(b)	he resigns from his office of Director,
whichever is the earlier.

(4)	The conditions referred to in Article 103(3) are:
(a)	the nomination of the reserve Director has not ceased to be valid under Article 103(2); and

(b)	the reserve Director is not prohibited by law from acting as a Director of the Company.
(5)	The provisions in these Articles relating to the resignation of Directors apply to a reserve Director appointed under this Article.
Secretary
104.	(A)	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything by the Ordinance or the Articles required or authorised to be done by or to the Secretary, may be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors. In the event that the Secretary appointed is a corporation, it may act and sign by the hand of any one or more of its Directors or officers duly authorised.

(B)	The Secretary shall, if an individual, ordinarily reside in Hong Kong and, if a body corporate, have its registered office or a place of business in Hong Kong. in case the Company has only one Director, the sole Director shall not also be the Secretary of the Company and the Company shall not have as its Secretary a body corporate the sole Director of which is the sole Director of the Company.

(C)	A provision of the Ordinance or the Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of the Secretary.
Cheques
105.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.
The Seal
106.	The Directors shall provide for safe custody of the Seal which shall only be used with the authority of the Directors or of a committee authorised by the Directors in that behalf; and every instrument to which the Seal shall be affixed shall be signed by one Director or the Secretary or by some other person appointed by the Directors for the purpose.
107.	The Company may exercise the powers conferred by the Ordinance with regard to having an official seal for use outside Hong Kong and such powers shall be vested in the Directors.
Dividends and Reserves
108.	The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

109.	The Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company.

110.	No dividend shall be paid otherwise than out of profits available for the purpose and in accordance with the Ordinance.

111.	The Company may upon the recommendation of the Directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Member upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

112.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

113.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit and the Directors may also without placing the same to reserve carry forward any profits.

114.	If several persons are registered as joint holders of any share, any one of them may give an effectual receipt for any dividend or other moneys payable on or in respect of the share.

115.	Any dividend may be paid by cheque sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person at such address as the Member or person entitled or such joint holders (as the case may be) may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders (as the case may be) may direct.

116.	No dividend shall bear interest against the Company.

117.	The Directors may, with the sanction of a resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of any profit and loss account or otherwise available for distribution by appropriating such sum to the holders of shares in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and applying such sum on their behalf in or towards paying up any amount for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid, or partly in the one way and partly in the other. Notwithstanding the foregoing, the share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members as fully paid bonus shares. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

118.	The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.
Record Dates
119.	Notwithstanding any other provision of these Articles the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

Accounts
120.	The Directors shall cause proper books of account to be kept with respect to:
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.
Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

121.	The books of account shall be kept at the Office or, subject to the Ordinance, at such other place or places as the Directors think fit, and shall always be open to the inspection of any Director.

122.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

123.	The Directors shall from time to time, in accordance with sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

124.	Subject to section 129G of the Ordinance, a copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors’ report and a copy of the auditors’ report, shall not less than 21 days before the date of the meeting be sent to every Member, and every holder of debentures of the Company and to all persons other than Members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

Branch Registers
125.	The Company may exercise the powers conferred by the Ordinance and may cause to be kept in any place outside Hong Kong a branch register of Members. The Board of Directors may, subject to the Ordinance, make or vary from time to time such provisions as it thinks fit respecting the keeping of any such branch register and the transfer of shares to, on or from any such branch register and shall comply with the requirements of any local law.
Audit
126.	Auditors shall be appointed and their duties regulated in accordance with the Ordinance.
Notices
127.	Any notice or other communication (except the appointment of a Secretary) between the Company, any Director or Member may be given personally or effected in writing or by any other means in the form of an electronic record at the recipient’s postal or electronic address. A Member who (having no registered address in Hong Kong) has not supplied to the Company an address, cable, telex, or electronic address or facsimile number for the service of notices shall not be entitled to receive notices from the Company.
128.	Where a notice is sent:
(i)	by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting sent to a Member at his registered address in Hong Kong at the expiration of 48 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post, provided always that notices despatched to addresses outside Hong Kong shall be sent by air mail; or

(ii)	by telex when despatched with confirmed answerback (in the case of any notice made by telex); or

(iii)	by telegraph or cable, 24 hours after delivery to the telegraph or cable company; or

(iv)	by facsimile or electronic means, on transmission provided that the transmission records reveal that the facsimile or electronic means has no error or break.

129.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the Register in respect of the share.

130.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it to them, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, by the means set out in Articles 127 and 128, supplied for the purpose by the persons claiming to be so entitled, or by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

131.	Any person who, by operation of law, transfer or other means whatsoever, becomes entitled to any share shall be bound by every notice in respect of such share which, prior to his name and address being entered in the Register, shall have been duly given to the person from whom he derived his title to such share.
Destruction of Documents
132.	The Company may destroy:
(i)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(ii)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of 2 years from the date of such mandate, variation, cancellation or notification was recorded by the Company;

(iii)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(iv)	any other document on the basis of which any entry in the Register is made at any time after the expiry of 6 years from the date an entry in the Register was first made in respect of it; and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.
Winding Up
133.	If the Company is wound up and the assets available for distribution amongst the Members as such are insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that as nearly as may be the losses shall be borne by the Members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the Members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital at the commencement of the winding up paid up by them respectively. This Article shall not add to or detract from the rights of the holders of shares issued upon special terms and conditions.

134.	No fee or commission shall be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part thereof except with the sanction of a general meeting convened by notice specifying the fee or commission proposed to be paid.

135.	If the Company shall be wound up (whether voluntarily or otherwise) the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity
136.	(A)	Subject to the provisions of and so far as may be permitted by the Ordinance, the Company may indemnify any officer of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution and discharge of his duties or in relation thereto including any liability incurred by him:
(a)	in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted; or

(b)	in connection with any application under section 358 of the Ordinance in which relief is granted to him by the court.
(B)	The Company may purchase and maintain for any officer of the Company:
(a)	insurance against any liability to the Company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the Company or a related company; and

(b)	insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (including fraud) of which he may be guilty in relation to the Company or a related company.
(C)	Subject to section 165 of the Ordinance, if any Director and/or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director and/or person so becoming liable as aforesaid from any loss in respect of such liability.

Name, Address and Description of Subscriber
B. & McK. Nominees Limited 1401 Hutchison House,
10 Harcourt Road,
Hong Kong

Corporation

For and on behalf of
B. & McK. Nominees Limited
by

/s/ Grace Kwok
Name: Grace Kwok
Capacity: Secretary
Date : 6 November 2007
Witness to the above signature:-

Name:	/s/ Mesa Ho
Address: 1401 Hutchison House 10 Harcourt Road, Hong Kong Occupation: Chartered Secretary